As filed with the Securities and Exchange Commission on October 5, 2004
                                                Registration No. 333-_________
==============================================================================


                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             _________________

                                 FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             _________________


                      Wayne Savings Bancshares, Inc.
______________________________________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)



                                 Delaware
______________________________________________________________________________
       (State or Other Jurisdiction of Incorporation or Organization)



                                31-1557791
______________________________________________________________________________
                   (I.R.S. Employer Identification No.)



151 North Market Street
Wooster, Ohio                                                     44691-4809
______________________________________________________________________________
(Address of Principal Executive Offices)                          (Zip Code)




  Wayne Savings Bancshares, Inc. Amended and Restated 2003 Stock Option Plan
______________________________________________________________________________
                          (Full Title of the Plan)


Charles F. Finn                          Copies to:
Chairman of the Board, President and     Kevin M. Houlihan, Esq.
  Chief Executive Officer                Eric M. Marion, Esq.
Wayne Savings Bancshares, Inc.           Elias, Matz, Tiernan & Herrick L.L.P.
151 North Market Street                  734 15th Street, N.W.
Wooster, Ohio 44691-4809                 Washington, D.C. 20005
(330) 264-5767                           (202) 347-0300
______________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)


                           CALCULATION OF REGISTRATION FEE

=======================================================================================
  Title of Each                           Proposed         Proposed
Class of Securities       Amount           Maximum          Maximum          Amount of
     to be                to be         Offering Price      Aggregate      Registration
  Registered           Registered(1)      Per Share       Offering Price        Fee
=======================================================================================
Common Stock, par
value $.10 per share   204,081 shares(2)  $13.95(2)       $2,846,929.95       $360.71
=======================================================================================

(1) Together with an indeterminate number of additional shares pursuant to Rule 416(a) which may be necessary to adjust the number of shares reserved for issuance pursuant to the Wayne Savings Bancshares, Inc. ("Company" or "Registrant") Amended and Restated 2003 Stock Option Plan (the "Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.10 per share ("Common Stock"), of the Company.

(2) The 204,081 shares represent shares of Common Stock for which options have been granted under the Option Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

                         __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                  PART I

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual
               Information.*

________________

* The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission ("SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to
     Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                 PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (file No. 000-23433) filed with the SEC on June 29, 2004;

          (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on January 7, 2003 (File No. 000-23433); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

     Not applicable.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable to this Registration Statement.

Item 6.        Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) he shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made by the corporation only as authorized in each specific case by the corporation upon a determination that indemnification of the present or former director, officer, employee or agent is proper because such person has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, a majority vote of disinterested directors, a committee of disinterested directors or by independent legal counsel in a written opinion, if no such directors.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person, and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

     Articles TENTH and ELEVENTH of the Certificate of Incorporation of Wayne Savings Bancshares, Inc. (referred to below in this Item 6 as the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be indemnified against liability or absolved from liability that they incur in their capacities as such:

     TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

     ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                             *     *     *

     In addition, the Company has entered into Employment Agreements with Charles F. Finn, Wanda Christopher-Finn, Michael C. Anderson and Bryan K. Fehr pursuant to which the Company has undertaken contractually to provide indemnification in the manner described above.

Item 7.        Exemption from Registration Claimed.

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


   No.            Description of Exhibit
   --             ----------------------

   4.0            Form of Common Stock Certificate*

   5.0            Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the
                   legality of the Common Stock

  10.0            Wayne Savings Bancshares, Inc. Amended and Restated 2003
                   Stock Option Plan**

  23.1            Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5.0)

   No.            Description of Exhibit
   --             ----------------------

  23.2            Consent of Grant Thornton LLP

  24.0            Power of attorney for any subsequent amendments is located in the signature pages

_______________
* Incorporated by reference from Exhibit 4 to the Company's Registration Statement on Form SB-2 (Commission File No. 333-69600) filed with the SEC on September 18, 2001, as amended.

** Incorporated by reference from the Company's Proxy Statement on Schedule 14A filed with the SEC on June 24, 2004 (File No. 000-23433).

Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wooster, State of Ohio, on this 23rd day of September 2004.

                         Wayne Savings Bancshares, Inc.


                         By:  /s/ Charles F. Finn
                              -------------------------------------
                              Charles F. Finn
                              Chairman of the Board, President and
                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Charles F. Finn his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


        Name                         Title                         Date
----------------------    -----------------------------    -------------------


/s/ Charles F. Finn        Chairman of the Board,           September 23, 2004
-------------------        President and Chief Executive
Charles F. Finn            Officer (principal executive
                           officer)



/s/ Michael C. Anderson    Executive Vice President and     September 23, 2004
-----------------------    Chief Financial Officer
Michael C. Anderson



/s/ Myron Swartzentruber   Vice President (principal        September 23, 2004
------------------------   accounting officer)
Myron Swartzentruber



/s/ Russell L. Harpster    Director                         September 23, 2004
-----------------------
Russell L. Harpster


        Name                         Title                         Date
----------------------    -----------------------------    -------------------


/s/ Terry A. Gardner       Director                         September 23, 2004
--------------------
Terry A. Gardner



/s/ Frederick J. Krum      Director                         September 23, 2004
---------------------
Frederick J. Krum



/s/ Kenneth R. Lehman      Director                         September 23, 2004
---------------------
Kenneth R. Lehman



/s/ James C. Morgan        Director                         September 23, 2004
-------------------
James C. Morgan



/s/ Joseph L. Retzler      Director                         September 23, 2004
---------------------
Joseph L. Retzler